SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          A. P. Green Industries, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                      43-0899374
----------------------------------------           ----------------------------
(State of incorporation or organization)           (IRS Employer Identification
                                                    No.)

  Green Boulevard, Mexico, Missouri                             65265
----------------------------------------           ----------------------------
(Address of principal executive office)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------

          Preferred Stock                     New York Stock Exchange, Inc.
          Purchase Rights with                -----------------------------
          Respect to Common
          Stock, par value $1.00
          per share
          ----------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.|_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.|_|

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None




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Item 1.           Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

                  The description of the Registrant's preferred stock purchase rights set forth under the caption "Description of A.P. Green Capital Stock" of the Registrant's Registration Statement on Form 10 (File No. 0-16452) filed with the Securities and Exchange Commission, is incorporated herein by this reference.


Item 2.           Exhibits.
                  ---------

                  The following exhibits are included herewith:

Exhibit No.       Description
-----------       -----------


1, 2 Conformed copy of Rights Agreement dated as of December 22, 1987 between the Registrant and Harris Trust and Savings Bank, which includes as Exhibit B the form of Right Certificate, filed as Exhibit 4.2 to the Company's Registration Statement on Form 10 (File No. 0-16452) filed with the Securities and Exchange Commission, is incorporated herein by this reference

3 All additional exhibits required by Instruction II to Item 2 of Form 8-A will be supplied to the New York Stock Exchange, Inc.









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


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

                                          A. P. GREEN INDUSTRIES, INC.



Date:  September 11, 1997                 By:/s/Gary L. Roberts
                 --                          ---------------------------------
                                               Gary L. Roberts
                                               Vice President, Chief Financial
                                               Officer and Treasurer


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